UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2023

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

281 Summer Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(888) 882-1880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCOV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2023, Brightcove Inc. (the “Company”) entered into a Fourth Loan Modification Agreement (“Loan Modification”) to modify the terms of the Company’s Second Amended and Restated Loan and Security Agreement (as amended and in effect, the “Second Restated Loan Agreement”) with Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Bank”), dated December 14, 2018.

The Loan Modification provides for the extension of the maturity date of amounts due under the Second Restated Loan Agreement until three years from the date of the Loan Modification, and provides that the Company may, in addition to making requests for advances of funds that accrue interest at the prime rate plus 2.25%, make requests for advances that accrue interest at the greater of (A) the secured overnight financing rate (“SOFR”) plus 2.25% or (B) four percent (4.0%). The Loan Modification also makes corresponding amendments and additions to defined terms and amends certain provisions related to the provision of financial statements. In addition, the Loan Modification provides that testing of certain of the Company’s financial covenants shall cease upon a financial covenant change event (a “Financial Covenant Change Event”) in which the Bank confirms in writing, on or after March 31, 2024, that (a) the Bank has received evidence satisfactory to the Bank, that (i) the Company has, for the twelve (12) month period ending the last day of the most recent calendar quarter, adjusted EBITDA of at least $5,000,000.00, and (ii) on a pro forma basis (after giving effect to the Financial Covenant Change Event), the Company is projected to (x) maintain a Total Gross Leverage Ratio (as defined in the Loan Modification), on a trailing twelve (12) month basis, not to exceed 2:0 to 1:0 and (y) achieve an Interest Coverage Ratio (as defined in the Loan Modification) of at least 3.0 to 1.0, as of the last day of such calendar quarter, and (b) the Company has requested in writing that it be required to maintain the financial covenants set forth in the Loan Modification related to the Total Gross Leverage Ratio and the Interest Coverage Ratio instead of certain existing financial covenants. The Loan Modification also increases the maximum aggregate consideration that can be paid by the Company or its subsidiaries in a permitted transaction to $30,000,000.

The remaining terms and conditions of the Second Restated Loan Agreement generally continue in the form existing prior to the Loan Modification. As of November 1, 2023, no amounts are outstanding under the Second Restated Loan Agreement.

The foregoing description of the Loan Modification and Second Restated Loan Agreement is qualified in its entirety by reference to the full text of the Loan Modification, which is attached hereto as Exhibit 10.1, and the full text of the Second Restated Loan Agreement previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2018, each of which are incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On November 1, 2023, the Company issued a press release announcing certain financial and other information for the quarter ended September 30, 2023. The full text of the press release and the related attachments are furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Loan Modification Agreement, dated as of November 1, 2023, by and between the Company and the Bank.

99.1	Press Release of Brightcove Inc. dated November 1, 2023, including attachments, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2023	Brightcove Inc.

	By:	/s/ Robert Noreck
Robert Noreck
Chief Financial Officer